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                                                                   EXHIBIT 10.4


                                COLUMBIA BANCORP

                   EMPLOYEE AGREEMENT FOR PHANTOM STOCK GRANT
                     UNDER 1999 INCENTIVE STOCK OPTION PLAN

                         GRANT OF UNITS OF PHANTOM STOCK


DATE:      June 13, 2002


PARTIES:   COLUMBIA BANCORP, an Oregon corporation ("Bancorp")

                    and

            ROGER L. CHRISTENSEN, an individual ("Employee")


                                    RECITALS

        A. Bancorp has adopted a Stock Incentive Plan (the "Plan") that provides for the grant of phantom stock to employees of Bancorp and its affiliates.

        B. Employee is now employed by one or more of Bancorp and its affiliates. Bancorp desires to provide an incentive for Employee remain in such employment, to put forth Employee's best efforts for Bancorp, and to afford Employee the opportunity to have a proprietary interest in Bancorp's success.

        C. The Board has elected to grant to Employee units of phantom stock (the "Units"), tied to an increase in value in Bancorp's common stock ("Common Stock"), subject to the terms and conditions of the Plan and of this Employee Agreement (the "Agreement").

        Now, therefore, in consideration of services rendered and to be rendered by Employee to Bancorp and of the agreements set forth below, the parties agree as follows:

SECTION 1. GRANT OF UNITS

        1.1 GRANT. Subject to the terms and conditions of the Agreement and of the Plan, Bancorp grants to Employee (the "Grant"), during the period ending on a date (the "Expiration Date") 10 years from December 31, 2002, up to 22,429 Units of phantom stock ("Phantom Stock"), at a price of $9.86 per Unit if the ROE of Columbia River Bank for year end 2002 exceeds or equals 18% as of December 31, 2002. If the Bank's ROE is 17%, the grant shall be reduced to 11,214 Units at $ 9.86 per share. If the ROE is between 17% and 18% the number of Units will be prorated on a sliding scale basis. For example, at 17.5% ROE the Grant is reduced to 16,821 Units.



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        1.2 MANNER OF EXERCISE. Subject to the terms and conditions of the
Agreement and of the Plan, exercise of the Grant shall be made by the payment to Employee of the cash equivalent value of each Unit equal to the difference between the Unit grant price and the stock price as of the date the request for exercise is made. Employee may exercise the Option at any time after December 31, 2002.

        1.3 TERMINATION OF EMPLOYMENT. If Employee's employment by Bancorp terminates on a date prior to the complete exercise of the Units by reason of:
(i) the termination by Bancorp of Employee's employment without cause; (ii) the termination by Employee of Employee's employment with cause; (iii) Employee's retirement; (iv) Employee's death; or (v) Employee's disability, then the grant may be exercised by Employee or Employee's successor within ninety (90) days from the date of termination. "Disability" means the Employee's suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Employee, or by the Social Security Administration, to be a disability rendering the Employee totally and permanently disabled. If employee is terminated without cause prior to December 31, 2002, or if there is a change of control prior to December 31, 2002, the employee will receive the phantom stock based upon the same calculation listed in Section 1.1.

        1.4 EFFECT OF TERMINATION WITH CAUSE. If Employee's employment by Bancorp is terminated by Bancorp for cause, any portion of the grant that has not been exercised on the date of termination shall be immediately forfeited and be deemed expired on such date, unless the Board, in is sole discretion, provides otherwise through a written amendment to the Agreement.

        1.5 CHANGE IN CONTROL.

            1.5.1 EFFECT OF CHANGE OF CONTROL. Employee's rights under the Agreement shall survive any change of control of Bancorp. In addition, in the event of a change of control of Bancorp: (i) on the effective date of the change of control Employee shall have the right to exercise the Grant with respect to any and all of the unexercised portion of the Grant; and (ii) any portion of the Grant which remains unexercised within ninety (90) days after the effective date of the change of control shall expire.

            1.5.2 DEFINITION. As used in this Section, "control" shall mean the acquisition of twenty-five percent (25%) or more of the voting securities of Bancorp by any person, or persons acting as a group within the meaning of
Section 13(d) of the Securities Exchange Act of 1934, or such acquisition of a percentage between ten percent (10%) and twenty-five percent (25%) if the Board or the Comptroller of the Currency, the FDIC, or the Federal Reserve Bancorp have made a determination that such acquisition constitutes or will constitute control of Bancorp. As used in this Section, "change of control" shall also mean the sale of all or substantially all of the assets of Bancorp on a consolidated basis. The term "person" refers to an individual, corporation, Bancorp, Bancorp holding company, or other entity, but excludes any employee stock ownership



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plan established for the benefit of employees of Bancorp or any of its subsidiaries or affiliates.

        1.6 BREAKS IN SERVICE. The effect of a break in continuous employment by Employee, by reason of an authorized paid or unpaid leave, a medical emergency, a sabbatical, or for any other reason, on the exercise of the Grant shall be determined by the Board in its sole discretion on a case-by-case basis consistent with applicable law.

        1.7 PART-TIME EMPLOYMENT. As used in the Agreement, "employment" shall mean full-time employment. The effect of Employee's transfer from full-time employment to part-time employment on the exercise of the Grant shall be determined by the Board in its sole discretion on a case-by-case basis consistent with applicable law.

        1.8 INTERNAL TRANSFERS. The transfer of Employee by Bancorp to any parent or subsidiary of Bancorp shall not be considered a termination of employment under the Agreement.

        1.9 EXPIRATION. Any unexercised portion of the Grant which expires under the terms of the Agreement is null and void as of the expiration date and may not be exercised on or after such date.

SECTION 2. DURATION OF GRANT

        The Grant, to the extent not previously exercised, shall terminate upon the earliest of the following dates: (1) the Expiration Date, as specified in
Section 1; (2) as provided under the Agreement; (3) within the time specified in the Plan.

SECTION 3. NONTRANSFERABILITY

        3.1 RESTRICTION. The Grant is not transferable by Employee otherwise than by testamentary will or the laws of descent and distribution and, during Employee's lifetime, may be exercised only by Employee or Employee's guardian or legal representative. No assignment or transfer of the Grant, whether voluntary, involuntary, or by operation of law or otherwise, except by testamentary will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right, but immediately upon any attempt to assign or transfer the Grant, the Grant shall terminate and be of no force or effect.

        3.2 EXERCISE IN THE EVENT OF DEATH OR DISABILITY. Whenever the word "Grantee" is used in any provision of the Agreement under circumstances when the provision should logically be construed to apply to Employee's guardian, legal representative, executor, administrator, or the person or persons to whom the Grant may be transferred by testamentary will or by the laws of descent and distribution, the word "Grantee" shall be deemed to include such person or persons.



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SECTION 4. NO RIGHTS AS SHAREHOLDER

        Employee shall not be deemed for any purpose to be a shareholder of Bancorp with respect to any Units subject to the Grant.

SECTION 5. ADJUSTMENTS

        5.1 NO EFFECT ON CHANGES IN CORPORATION'S CAPITAL STRUCTURE. The existence of the Grant shall not affect in any way the right or power of Bancorp or its shareholders to make or authorize any adjustments, recapitalizations, reorganization, or other changes in Bancorp's capital structure or its business, or any merger or consolidation of Bancorp, or any issue of bonds, debentures, preferred, or preference stocks, or the dissolution or liquidation of Bancorp, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        5.2 ADJUSTMENT TO GRANT UNITS. In the event of any stock split or payment of a dividend on Common Stock payable in shares, the Units then subject to the Grant shall be increased proportionately. If all the outstanding shares of Common Stock shall be changed into or exchanged for a different number or class of shares of Bancorp, or of another corporation, through reorganization, recapitalization, stock split-up, combination of shares, merger, consolidation, or otherwise, then there shall be substituted for each Unit subject to the Grant the number and class of shares into which each outstanding share of Common Stock shall be so exchanged.

SECTION 6. COVENANTS OF EMPLOYEE

        6.1 COVENANTS. The following provisions shall apply and be binding on Employee following Employee's termination of employment under all circumstances, whether termination occurred with cause, without cause, following illness or disability, because of a change of control, or for any other reason:

            6.1.1 Employee shall fully cooperate in the defense or prosecution of any litigation arising from or relating to matters about which Employee has knowledge based on his employment or other work, paid or unpaid, for Bancorp. To the extent allowed by law Employee shall receive reasonable compensation in connection with his performance under this Section;

            6.1.2 Employee shall at all times keep all confidential and proprietary information gained from his employment by Bancorp, or from other previous, present or subsequent paid or unpaid work for Bancorp, in strictest confidence, and will not disclose or otherwise disseminate such information to anyone, other than to employees of Bancorp, except as may be required by law, regulation or subpoena; and



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            6.1.3 Employee shall not take or use for any purpose confidential or proprietary information of Bancorp, including without limitation customer or potential customer lists and trade secrets.

SECTION 7. MISCELLANEOUS PROVISIONS

        7.1 VIOLATION. Any provision of the Agreement to the contrary notwithstanding, the Grant shall not be exercisable at any time, in whole or in part, if doing so would violate any law or regulation.

        7.2 DISPUTES. Any dispute or disagreement that may arise under or as a result of the Agreement, or any question as to the interpretation of the Agreement or the Plan, shall be determined by the Board in its absolute and uncontrolled discretion, and any such determination shall be final, binding, and conclusive on all affected persons.

        7.3 NOTICES. Any notice that a party may be required or permitted to give to the other shall be in writing, and may be delivered personally or by certified or registered mail, postage prepaid, addressed as follows: (1) to Bancorp at PO Box 1050, The Dalles, Oregon 97058, or such other address as Bancorp, by notice to Employee, may designate in writing from time to time; (2) to Employee, at Employee's address as shown in Employee's personnel file maintained by Bancorp, or at such other address as Employee, by notice to Bancorp, may designate in writing from time to time.

        7.4 RECITALS; LAW; AMENDMENT. Each and every portion of the Agreement is contractual and not a mere recital, and all recitals shall be deemed incorporated into the Agreement and made a part thereof. The Agreement shall be governed by and interpreted according to Oregon law and any applicable federal law. The Agreement may not be amended except by a subsequent written agreement signed by all parties hereto.

        7.5 PRIOR AGREEMENTS. The Agreement contains the entire understanding and agreement of the parties with respect to the parties' relationship, and all prior negotiations, discussions or understandings, oral or written, are hereby integrated herein. No prior negotiations, discussions or agreements not contained herein or in such documents shall be binding or enforceable against the parties.

        7.6 COUNTERPARTS. The Agreement may be signed in several counterparts. The signature of one party on any counterpart shall bind such party just as if all parties had signed that counterpart. Each counterpart shall be considered an original. All counterparts of the Agreement shall together constitute one original document.

        7.7 SCOPE OF AGREEMENT - NO CONTRACT OF EMPLOYMENT. The Agreement shall not be deemed to constitute a contract of employment between the parties, and no provision herein shall restrict Bancorp's right to terminate Employee's employment or restrict Employee's right to terminate his employment by Bancorp.



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        7.8 SUCCESSORS AND ASSIGNS. All rights and duties of Bancorp under the
Agreement shall be binding on and inure to the benefit of its successors and assigns, including without limitation any person or entity which acquires a controlling interest in Bancorp and any person or entity which acquires all or substantially all of its. Bancorp and any such successor or assign shall be and remain jointly and severally liable to Employee under the Agreement.

        7.9 ASSIGNABILITY. Employee's rights and interests in or under the Agreement may not be assigned or transferred other than by a will, by the laws of descent and distribution, or as otherwise provided in the Agreement. Any purported transfer or assignment in violation of this Section shall be void.

        7.10 ENFORCEMENT. The Agreement, including the payment rights provided in the Agreement, shall inure to the benefit of and be enforceable by Employee's beneficiary, estate or legal representative. As used in the Agreement, "beneficiary" shall mean any person or entity, including a trust, which has been designated by Employee as Employee's beneficiary in writing.

        7.11 WAIVER. Any waiver by any party hereto of any provision of the Agreement, or of any breach thereof, shall not constitute a waiver of any other provision or of any other breach. If any provision, paragraph or subparagraph herein shall be deemed invalid, illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions, paragraphs and subparagraphs shall not be affected.

        7.12 EFFECTIVE DATE; AGREEMENT SUBJECT TO PLAN; CONFLICTS. The Agreement shall be effective and binding upon the parties as of and from and after the date first written above until its expiration or termination as provided herein or in accordance with the Plan. All terms of the Agreement are subject to the provisions of the Plan, and Employee agrees to be bound by the terms of the Plan, as amended from time to time, each term and provision of which shall be deemed incorporated herein by this reference. In the event of a conflict between the terms of the Agreement and the terms of the Plan, the terms of the Plan shall control.

        7.13 CONFIDENTIALITY. Employee shall keep all terms and conditions of the Agreement strictly confidential during the term of Employee's employment by Bancorp and thereafter, and in particular, shall not disclose the terms of the Agreement to other employees of Bancorp without the prior permission of Bancorp. However, the terms and conditions of the Agreement may be disclosed by Employee:
(1) to Employee's bona fide beneficiaries under any trust document, testamentary instrument or other estate planning device; (2) to Employee's legal counsel; or
(3) as required by law, regulation or subpoena.

        7.14 EMPLOYEE HANDBOOK. Employee agrees to be bound by the terms and conditions of any employee handbook of Bancorp or its affiliates as may be in effect from



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time to time, except that in the event of a conflict between such employee handbook and the Agreement, the Agreement shall control.

        7.15 CAPTIONS. All captions, titles and headings in the Agreement are for convenience only, and shall not be construed to limit any term of the Agreement.

        7.16 DEFINITIONS. As used herein: (i) "Bancorp" includes any parent corporation, subsidiary and other affiliates of Bancorp; and (ii) "Board" includes any committee of the Board of Directors of Bancorp established to administer the Plan.



COLUMBIA BANCORP

By: ____________________________            Title: ____________________________


________________________________
Employee



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